UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MASSACHUSETTS

CASE NO:	03-12310

IN RE:	PCD INC	JUDGE:	Kenner

CHAPTER 11

DEBTOR(S)

MONTHLY OPERATING REPORT FOR MONTH ENDING	MARCH 29,	2003
COMES NOW,

Debtor-in-possession, and hereby submits its Monthly Operating Report for the period commencing
FEB 23, 2003	and ending	MARCH 29, 2003	as shown by the report and exhibits consisting
of	9	pages and containing the following, as indicated:

XXXXX	Monthly Reporting Questionnaire (Attachment 1)

XXXXX	Comparative Balance Sheets (Forms OPR-1 & OPR-2)

XXXXX	Summary of Accounts Receivable (Form OPR-3)

XXXXX	Schedule of Post-petition Liabilities (From OPR-4)

XXXXX	Income Statement (Form OPR-5)

XXXXX	Statement of Sources and Uses of Cash (Form OPR-6)

I declare under penalty of perjury that this report and all attachments are true and correct to the best of my knowledge and belief.

Date:	15-Apr-03	DEBTOR(S)-IN-POSSESSION

By:	/s/ John J. Sheehan III
(Signature)

(Signature)

Name & Title:	JOHN J. SHEEHAN III
(Print or type)

Address:	2 TECHNOLOGY DRIVE

PEABODY, MA 01960

Telephone No.:	(978) 532-8800

ATTACHMENT 1 (Page 1)

CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:	PCD INC

CASE NUMBER:	03-12310

MONTH OF:	MARCH 2003

1.	Payroll:	State the amount of all executive wages paid and taxes withheld and paid

Name and Title	Wages Paid	Taxes Withheld
of Executive	Gross	Net	Due	Paid

JOHN L. DWIGHT, JR.	20,250.00	8,128.27	10,576.57	10,576.57
JOHN J. SHEEHAN III	12,250.00	8,027.78	3,074.56	3,074.56
JOHN T. DOYLE	13,333.34	9,349.54	2,882.80	2,882.80

TOTAL EXECUTIVE PAYROLL	45,833.34	25,505.59	16,533.93	16,533.93

2.	Insurance:	Is worker's compensation and other insurance in effect?	YES	Are payments
current?	YES	If any policy has lapsed, been replaced or renewed, state so in the schedule below. Attach a copy of the new policy's binder or cover page.

Date
Carrier	Coverage	Expiration	Premium	Coverage
Type	Name	Amount	Policy #	Date	Amounts	Pd. Thru

Homeowners

Rental Property

Liability

Vehicle

Workers
Compensation

Other

ATTACHMENT 1 (Page 2)
REV. 1/92
CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		PCD INC

CASE NUMBER:		03-12310

MONTH OF:		MARCH 2003

3.	Bank Accounts:	ACCOUNT TYPE
	Operating	Corp	Payroll	Other	Total

	Bank Name	SEE ATTACHED

Account #

BEGINNING BOOK BALANCE

PLUS: Deposits

LESS: Disbursements

Other:
Transfers In (Out)

ENDING BANK BALANCE

4.	Post-petition payments: List any post-petition payments to professionals and payments on pre-petition debts in the schedule below (attach separate sheet if necessary).

	Payments To/On		Amount	Date	Check #

Professionals (attorneys,
accountants, etc.):

NONE

Pre-petition debts:

PCD INC
ATTACHMENT TO CHAPTER 11 MONTHLY OPERATING REPORT
FOR THE PERIOD 3/22/03 - 3/29/03

TOTAL COLLECTIONS	364,187.50

TOTAL DISBURSEMENTS	200,063.80

PCD INC	FORMS OPR-1 & OPR-2
BALANCE SHEET
AS AT MARCH 29, 2003

ASSETS:
Cash & Cash Equivlent	1,092,665
Accounts Receivable - Trade	2,915,144
Accounts Receivable - Other	-
Inventory	2,426,041
Prepaid Expenses	206,510
Total Current Assets	6,640,360

Plant, Property, & Equip. - Gross	12,042,288
Accm/Depr	8,638,946
Total Fixed Assets	3,403,342

Deposits	700
Goodwill & Intangibles	200,556
Other Assets	365,967
Total Other Assets	567,223

TOTAL ASSETS	10,610,925

LIABILITIES & EQUITY
Total Debt	41,584,610
Accounts Payable	1,256,737
Accrued Expenses	2,003,196
Total Current Liab.	44,844,543

Other Liab.	-
Total Liabilities	44,844,543

EQUITY
Common Stock/PIC	(49,886,934)
Beginning R/E	16,661,354
Current Earnings	(1,008,038)
Total Equity	(34,233,618)

TOTAL LIAB. & EQUITY	10,610,925

CASE NAME:	PCD Inc				FORM OPR - 3
SUMMARY OF ACCOUNTS RECEIVABLE
CASE NUMBER:	03-12310
		MONTH ENDED:	Mar-03

			0 - 30	31 - 60	61 - 90	OVER
		TOTAL	DAYS	DAYS	DAYS	90 DAYS

DATE OF FILING:	21-Mar-03

Allowance for doubtful accounts
-

MONTH:	29-Mar-03	3,038,361	2,378,273	519,961	(23,837)	163,964

Allowance for doubtful accounts		(123,217)
2,915,144

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

CASE NAME:	PCD Inc						FORM OPR - 4
		SCHEDULE OF POST PETITION LIABILITIES
CASE NUMBER:	03-12310
		MONTH ENDED:		MARCH 2003

		DATE	DATE	TOTAL	0-30	31-60	61-90	OVER
		INCURRED	DUE	DUE	DAYS	DAYS	DAYS	90 DAYS

TAXES PAYABLE:
	Federal Income Taxes			20,572
	FICA - Employer's share			10,700
	FICA - Employee's share			10,700
	Unemployment Tax			1,137
State Income Tax - PREPETITION				83,174
	State Sales & Use Tax
	State Income Tax W/H			6,359
	Personal Property Tax
TOTAL TAXES PAYABLE

PREPETITION SECURED DEBT				41,584,610
PREPETITION UNSECURED DEBT				1,349,058
ACCRUED INTEREST PAYABLE				1,447,589
TRADE ACCOUNTS PAYABLE & OTHER:
	(list separately*)

	Vendor Payables-Post Petition	w/e 3/29	Various	135,986
	Accrued Wages - Post Petition	w/e 3/29	3/31/03	128,415
	Other Accruals (GAAP)			66,243

TOTALS				44,844,543

*Attach separate page if necessary.

Note: Total post petition liabilities shown here must agree with the same item as shown on Form OPR-2 of this report.

PCD INC	FORM OPR-5
INCOME STATEMENT
FOR THE MONTH OF MARCH 2003

Total Sales	2,000,229
Cost Of Sales	1,221,676

Gross Margin	778,553

Selling/General/Administrative	718,668

Operating Profit	59,885

Other Exp/(Income)	(10,922)
Interest Exp/(Income)	274,668

Pretax Income/(Loss)	(203,861)
Taxes	-

Net Income/(Loss)	(203,861)

PCD INC		FORM OPR-6
CASH FLOWS
MONTH OF MARCH 2003

SOURCES:
Net Income from Operations	(203,861)
Cash Item - Miscellaneous	86,698
Depreciation and Amortization	146,295

TOTAL	29,132

APPLICATIONS:
Accounts Receivable	783,621
Inventory	(147,253)
Capital Equipment	15,398
Reduction in Debt	(700,000)
Accounts Payable	(428,070)
Other Working Capital	543,663

TOTAL	67,359

NET CASH FLOW	(38,227)

BEGINNING CASH	1,130,892

ENDING CASH	1,092,665

OTHER WORKING CAPITAL
Prepaid Assets	4,105
Intercompany	522,186
Accrued Expenses/Payroll	17,372

TOTAL	543,663